UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported) March 10, 2011

Cephalon, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-19119	23-2484489
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

41 Moores Rd.
Frazer, Pennsylvania	19355
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (610) 344-0200

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                             Entry Into a Material Agreement

(a)                                  On March 10, 2011, Cephalon, Inc. (the “Company”) entered into Indemnification Agreements (the “Indemnification Agreement”) with each of the following directors and executive officers of the Company (each an “Indemnitee”):

Executive Officers	Directors
J. Kevin Buchi, Chief Executive Officer	William P. Egan
Alain Aragues, EVP and President of Cephalon Europe	Martyn D. Greenacre
Valli F. Baldassano, EVP and Chief Compliance Officer	Charles J. Homcy
Wilco Groenhuysen, EVP and Chief Financial Officer	Vaughn M. Kailian
Gerald J. Pappert, EVP and General Counsel	Kevin E. Moley
Lesley Russell, EVP and Chief Medical Officer	Charles A. Sanders
Carl A. Savini, EVP and Chief Administrative Officer	Gail R. Wilensky
Jeffry L. Vaught, EVP and Chief Scientific Officer	Dennis L. Winger

Each Indemnification Agreement provides that the Company will indemnify each Indemnitee against any and all expenses, damages and losses actually and reasonably incurred or suffered by him or her in connection with any action, suit or proceeding to which the Indemnitee is a party by reason of the fact that (i) the Indemnitee is or was a director and/or officer of the Company or (ii) the Indemnitee is or was serving at the request of the Company as a director, officer, employee and/or agent of the Company or another entity, subject to certain conditions and limitations set forth therein.  If so requested by the Indemnitee, the Company will advance any and all expenses the Indemnitee determines to be reasonably likely to be payable in connection with any such action, suit or proceeding, subject to reimbursement by the Indemnitee should a final adjudication be made that indemnification is not available under the Indemnification Agreement, and subject to certain conditions and limitations set forth therein.  Each Indemnification Agreement also sets forth the procedures that will apply in the event that the Indemnitee seeks indemnification or expense advancement thereunder as well as the process for determining entitlement to indemnification and the procedures for enforcement of indemnification and advancement rights.

The indemnification rights provided for in each Indemnification Agreement are in addition to any rights to indemnification that the Indemnitee may have under the Company’s certificate of incorporation or bylaws, or otherwise under applicable law.

The form of Indemnification Agreement is attached hereto as Exhibit 10.1 and incorporated herein by reference.

(b)                                 On March 10, 2011, the Company entered into Executive Severance Agreements (the “Severance Agreements”) with the executive officers listed above in Item 1.01(a).   The Severance Agreements provide severance payments and benefits in the event of the termination of the executive officers’ employment, as described below.  The Severance Agreements supercede and replace the executive officers’ existing Executive Severance Agreements (each a “Prior Agreement”).

If Mr. Buchi’s employment is terminated prior to a change in control on account of involuntary termination by the Company for any reason other than cause, death or disability, Mr. Buchi will be entitled to the following severance payments and benefits, provided he executes a release of claims against the Company:

•	A lump sum cash payment equal to two times the executive’s annual base salary and annual bonus;

•	A pro rated annual bonus for the year of termination based on the Company’s achievement of performance goals;

•	A lump sum cash payment equal to COBRA premiums for continued medical and dental coverage for 24 months following the termination date; and

•	Outplacement assistance services.

If Mr. Buchi’s employment is terminated on account of (i) an involuntary termination by the Company following a change in control for any reason other than cause, death or disability, (ii) his voluntary termination following a change in control on account of a constructive termination, or (iii) a termination by the Company (other than for cause, death or disability) prior to or in connection with an anticipated change in control at the request or direction of the acquiring company involved in the change in control, Mr. Buchi will be entitled to the following severance benefits, provided he executes a release of claims against the Company:

•

A lump sum cash payment equal to three times the executive’s annual base salary and annual bonus, plus a pro rated annual bonus equal to the executive’s target annual bonus for the year of termination;

•	A lump sum cash payment equal to COBRA premiums for continued medical and dental coverage for 36 months following the termination date;

•	All stock options and restricted stock units held by the executive will become fully vested and/or exercisable; and

•	Outplacement assistance services.

If the employment of an executive officer other than Mr. Buchi terminates prior to a change in control on account of involuntary termination by the Company for any reason other than cause, death or disability, the executive will be entitled to the same payments and benefits as described above for Mr. Buchi, except that the cash payment will be equal to one and a half times the executive’s annual base salary (instead of two times the annual base salary and annual bonus) and the cash payment equal to COBRA premiums will be for 18 months (instead of 24 months) following the termination date.  The executive officer will also receive a pro rated bonus for the year of termination based on the Company’s achievement of performance goals, as well as outplacement assistance services.

If the employment of an executive officer other than Mr. Buchi is terminated on account of (i) an involuntary termination by the Company following a change in control for any reason other than cause, death or disability, (ii) his or her voluntary termination following a change in control on account of a constructive termination, or (iii) a termination by the Company (other than for cause, death or disability) prior to or in connection with an anticipated change in control at the request or direction of the acquiring company involved in the change in control, the executive will be entitled to the same level of severance payments and benefits as described above for Mr. Buchi.

The Prior Agreements (other than those for Messrs. Aragues and Groenhuysen) provided for a tax gross up payment if the executive receives “parachute payments” that resulted in the imposition of an excise tax under Section 4999 of the Internal Revenue Code.   The tax gross up payment has been eliminated from the Severance Agreements.  The Prior Agreements (other than those for Messrs. Aragues and Groenhuysen) also provided for severance benefits if the executive voluntarily terminated employment for any reason during the thirty day period immediately following the first anniversary of a change in control.  This provision has been eliminated from the Severance Agreements.

Pursuant to the Severance Agreements, the executive officers have agreed to certain non-solicitation and non-competition covenants and confidentiality covenants.

The form of Mr. Aragues’s Severance Agreement is technically an amendment to his Employment Contract (the “Amendment”) dated December 9, 2008, as amended.  Other than the difference in form, the substance of his Severance Agreement is the same as for the other executive officers other than Mr. Buchi.

The Severance Agreement for Mr. Buchi, the form of Severance Agreement for the other executive officers and the Amendment for Mr. Aragues are attached hereto as Exhibits 10.2, 10.3 and 10.4, respectively, and incorporated herein by reference.

Item 5.02                                             Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers

(c)                                  On March 10, 2011, the Company’s Board of Directors (the “Board”) appointed Charles Homcy, M.D. as a director.  At this time, the Board has not appointed Dr. Homcy to any committees of the Board but anticipates doing so on May 10, 2011, assuming Dr. Homcy’s election to the Board at the Company’s 2011 Annual Meeting of Stockholders.  Upon his appointment to the Board and pursuant to the terms of the 2004 Equity Compensation Plan, Dr. Homcy received a stock option grant for 15,000 shares of the Company’s common stock at an exercise price of $55.94, the closing price of the Company’s common stock on March 10, 2011.  The stock option grant vests over a four year period, with 25% of the grant becoming exercisable on each anniversary of the grant date.  There is no arrangement or understanding between Dr. Homcy and any other person pursuant to which Dr. Homcy was selected as a director.  Dr. Homcy is not a party to any transaction, or series of transactions, required to be disclosed pursuant to Item 404(a) of Regulation S-K.

The Company hereby incorporates by reference the press release dated March 14, 2011, attached hereto as Exhibit 99.1, and made a part of this Item 5.02(c).

(e)           The disclosures set forth in Item 1.01 are incorporated herein by reference.

Item 5.03                                             Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

(a)                                  On March 10, 2011, the Company’s Board approved an amendment and restatement of the Company’s Bylaws (the “Amended and Restated Bylaws”) that revised Section 3.02 of the Bylaws to expand the maximum size of the Board to nine directors.  Previously, the Company’s Bylaws provided a maximum Board size of eight directors.

The Amended and Restated Bylaws are attached hereto as Exhibit 3.1 and incorporated herein by reference.

Item 8.01                                             Other Information.

On March 11, 2011, the Company issued a press release announcing a decision by the U.S. District Court for the District of Delaware regarding the Compay’s patent litigation with Watson Pharmaceuticals, Inc. relating to FENTORA® (fentanyl buccal tablet).

The Company hereby incorporates by reference the press release dated March 11, 2011, attached hereto as Exhibit 99.2, and made a part of this Item 8.01.

Item 9.01                                             Financial Statements and Exhibits.

(d)                               Exhibits.

Exhibit No.	Description of Document
3.1	Fourth Amended and Restated Bylaws

10.1	Form of Indemnification Agreement dated March 10, 2011 by and between Cephalon, Inc. and the directors and executive officers listed therein of Cephalon, Inc.

10.2	Executive Severance Agreement dated March 10, 2011 by and between Cephalon, Inc. and J. Kevin Buchi

10.3	Form of Executive Severance Agreement dated March 10, 2011 by and between Cephalon, Inc. and the executive officers listed therein

10.4	Amendment to Employment Contract dated March 10, 2011 by and between Cephalon, Inc. and Alain Aragues

99.1	Press Release dated March 14, 2011

99.2	Press Release dated March 11, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CEPHALON, INC.

Date: March 16, 2011	By:	/s/ Gerald J. Pappert
Gerald J. Pappert
Executive Vice President, General Counsel & Secretary

EXHIBIT INDEX

Exhibit No.	Description of Document
3.1	Fourth Amended and Restated Bylaws

10.1	Form of Indemnification Agreement dated March 10, 2011 by and between Cephalon, Inc. and the directors and executive officers listed therein of Cephalon, Inc.

10.2	Executive Severance Agreement dated March 10, 2011 by and between Cephalon, Inc. and J. Kevin Buchi

10.3	Form of Executive Severance Agreement dated March 10, 2011 by and between Cephalon, Inc. and the executive officers listed therein

10.4	Amendment to Employment Contract dated March 10, 2011 by and between Cephalon, Inc. and Alain Aragues

99.1	Press Release dated March 14, 2011

99.2	Press Release dated March 11, 2011